Exhibit 10.36

Pre-Tax

PARTNERSHIP EQUITY PROGRAM

 Participant Purchased RSUs, Company Matching RSUs
and Company Matching Options Agreement

AGREEMENT, by and between CVS Caremark Corporation, a Delaware corporation (the “Company”), and                          (“Participant”), effective on                       , herein after known as the “Grant Date” (this “Agreement”).

WHEREAS, Participant has been selected as an employee eligible to invest under the Company’s Partnership Equity Program (the “PEP”) and has elected in the Participant’s Election Form to invest $                  in the PEP, subject to the terms and conditions set forth in the PEP and in this Agreement;

WHEREAS, the Company desires to provide Participant with written evidence acknowledging Participant’s investment under the PEP, his or her acquisition of Participant Purchased RSUs) and the corresponding grant of Company Matching RSUs and Company Matching Options under the PEP.

WHEREAS, the provisions of the PEP and the Company’s 2010 Incentive Compensation Plan (the “ICP”) are hereby incorporated by reference and shall have the same force and effect as though fully set forth herein; participant hereby acknowledges receipt of a copy of the PEP  and the ICP at the time of receipt of this Agreement and agrees to be bound by such provisions (as presently in effect or hereafter amended); if any provision of this Agreement is inconsistent with a provision of the PEP  or the ICP, the terms of the PEP  and/or the ICP, or any successor thereto, shall control; capitalized terms used in this Agreement but not defined herein shall have the same meanings as in the PEP  or the ICP, as the case may be; and on the Grant Date specified above, the Fair Market Value (the “FMV”) of a share of CVS Caremark Common Stock equals $        , which is the closing price on such date.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the parties hereto agree as follows:

I.  PARTICIPANT PURCHASED RSUs AND COMPANY MATCHING RSUs

(A)          Participant Purchased RSUs.  The Company has received from Participant an Election Form authorizing the Company to apply designated future compensation of $           to the purchase of Participant Purchased RSUs on the Grant Date under the PEP, and the Company has accordingly credited Participant’s Account under the PEP with the Participant Purchased RSUs.  The Participant Purchased RSUs (including any Participant Purchased RSUs credited to Participant pursuant to Section I(C)(ii)) shall be fully vested at all times.

(B)          Crediting of Company Matching RSUs.  As of the Grant Date the Company hereby awards the Participant, subject to the terms and conditions set forth and incorporated in this Agreement and the PEP,            Company Matching RSUs.

(C)                               Additional Transactions in Participant Accounts.

(i)                                     Each Participant Purchased RSU and Company Matching RSU represents a right to a future payment of one share of Stock, subject to applicable tax withholding.

(ii)                                  To the extent that dividends are declared and paid on shares of Stock while the Participant Purchased RSUs and Company Matching RSUs remain outstanding and prior to a Settlement Date (as defined below), the Company shall credit to

Participant’s Purchased RSU account and Company Matching RSU account (as applicable) an additional number of Participant Purchased RSUs and Company Matching RSUs calculated by multiplying (a) the amount of dividend per share of Stock paid  by the Company by (b) the number of Participant Purchased RSUs and Company Matching RSUs held by Participant on the record date of such dividend, and dividing the product by (c) the FMV of a share of Stock on such dividend payment date:

(iii)                               provided, however, that if such dividend is paid prior to the Vesting Date of Participant Purchased RSUs and/or Company Matching RSUs, as set forth in Section I (D) below, Participant shall not be entitled to any payment in respect of such dividend unless Participant is still employed by the Company on such dividend payment date.

(iv)                              Participant hereby agrees that, prior to the Settlement Date, the Company may withhold from the dividend equivalent amounts referred to in Section I(C)(ii) amounts sufficient to satisfy the applicable tax withholding in respect of such dividend equivalent payments, as applicable.

(D)          Vesting of Company Matching RSUs.  Subject to the terms and conditions of the PEP and this Agreement, and to Participant’s continued employment through such date, the Company Matching RSUs, and the dividend equivalent amounts attributed to same, shall vest on the fifth anniversary of the Grant Date.

(E)          Settlement.

(i)                                     A “Settlement Date” shall mean the date shares of Stock are delivered to Participant pursuant to this Agreement.

(ii)                                  Within fifteen (15) days following the earliest of the fifth anniversary of the Grant Date, Participant’s termination of employment (to the extent not forfeited under the PEP) or a Change in Control (as defined in Section 10 of the ICP), Participant shall be entitled to receive and the Company shall deliver to Participant the total number of shares of Stock (giving effect to Sections I(C)(ii) and I(C)(iv)) underlying the Participant Purchased RSUs.  Notwithstanding the foregoing, no shares of Stock shall be delivered upon termination of employment unless such termination of employment is considered a “separation from service” (within the meaning given of Treasury Regulation §1.409A-1(h) or successor guidance thereto).

(iii)                               Within fifteen  (15) days following the earliest of the fifth anniversary of the Grant Date, Participant’s death, termination of employment due to Participant’s total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such plan, as defined by the Social Security Administration), or a Change in Control, Participant shall be entitled to receive and the Company shall deliver to Participant the total number of shares of Stock(giving effect to Sections I(C)(ii) and I(C)(iv)) underlying the Company Matching RSUs vested as of such date.  Notwithstanding the foregoing, no shares of Stock shall be delivered upon termination of employment unless such termination of employment is considered a “separation from service” (within the meaning given of Treasury Regulation §1.409A-1(h) or successor guidance thereto).

(iv)                              Subject to the rules promulgated by the Committee, the terms of the CVS Caremark Deferred Stock Compensation Plan and Section 409A, Participant may elect to defer  settlement of Participant Purchased or Company Matching RSUs covered by this Agreement.

II.            COMPANY MATCHING OPTION

(A)          Grant of Option.  The Company hereby awards and evidences the grant to Participant, subject to the terms and conditions incorporated in this Agreement, the right, and option, to purchase from the Company              shares of Stock, with an Exercise Price per share of

Stock equal to the FMV of a share of Stock on the Grant Date , such Company Matching Option to be exercised as hereinafter provided.  The Company Matching Option is a nonqualified option as defined in the ICP.

(B)          Term of Company Matching Option.  The term of this Company Matching Option shall be for a period of ten (10) years from the Grant Date, subject to the earlier termination of the Company Matching Option, as set forth in the ICP and in this Agreement.

(C)          Exercise of Company Matching Option.

(i)                                     The Company Matching Option, subject to the provisions of the ICP, shall be exercised by submitting a request to exercise to the Company’s stock option administrator, in accordance with the Company’s current exercise policies and procedures, specifying the number of shares of Stock to be purchased, which number may not be less than one hundred (100) shares of Stock (unless the number of shares of Stock purchased is the total balance which is then exercisable).  Unless the Company, in its discretion, establishes “cashless exercise” procedures and permits Participant entitled to exercise the Company Matching Option to utilize such “cashless exercise” procedures, Participant so exercising all or part of this Company Matching Option shall, at the time of exercise, tender to the Company cash or cash equivalent for the aggregate option price of the shares of Stock Participant has elected to purchase or certificates for shares  of  Stock of the Company owned by Participant for at least six (6) months with a FMV at least equal to the aggregate option price of the shares of Stock Participant has elected to purchase, or a combination of the foregoing.

(ii)                                  Prior to its expiration or termination, and except as otherwise provided herein, the Company Matching Option may be exercised by Participant, provided Participant has maintained continuous employment with the Company or a subsidiary of the Company immediately following the Grant Date, within the following time limitations:

a.                                      On or after three (3) years from the Grant Date, the Company Matching Option may be exercised as to not more than one-third (1/3) of the shares of Stock originally subject to the Company Matching Option;

b.                                      On or after four (4) years from the Grant Date, the Company Matching Option may be exercised as to not more than an aggregate of two-thirds (2/3) of the shares of Stock originally subject to the Company Matching Option; and

c.                                       On or after five (5) years from the Purchase Date, the Company Matching Option may be exercised as to any part or all of the shares of Stock originally subject to the Company Matching Option.

(D)          Company Matching Option Expiration.  The Company Matching Option shall be and become exercisable only as provided above and shall expire at the earlier of the close of business on the day before the tenth anniversary of its Grant Date or such earlier termination as described in Section III below.

III.          TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL

(A)          Except as provided in Sections III(B) - (E) below, if, for any reason, Participant’s employment is terminated by the Company, or a subsidiary of the Company, all Company Matching RSUs and Company matching Options not then vested in accordance with Sections I(D) and II(C)(ii) above, shall be immediately forfeited.

(B)          In the event Participant’s employment with  the Company, or any subsidiary of the Company, terminates by reason of death, Company Matching RSUs and Company Matching Options not then vested in accordance with Section I(D) and II(C)(ii) will become immediately vested, and the vested portion of the Company Matching Option shall be exercisable during the twelve (12) month period following the date on which Participant’s employment terminates, as long as no government regulations or rules are violated by such accelerated vesting or exercise period; provided, however, that no Company Matching Option will be exercisable beyond its original term.

(C)          In the event Participant’s employment is terminated by the Company, or any subsidiary of the Company, by reason of total and permanent disability (as defined in the Company’s Long-Term Disability Plan, or, if not defined in such plan, as defined by the Social Security Administration), the Company Matching RSUs and the Company Matching Options shall vest on a pro rata basis as follows:

(i)                                     the total number of Company Matching RSUs vested as of the Separation Date (which is the last day that the Participant is employed by the Company or any subsidiary of the Company), shall be equal to the number of Company Matching RSUs multiplied by the following fraction:  (A) the numerator shall be the whole number of months elapsed since the Grant Date and (B) the denominator shall be sixty (60).  For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Participant has worked.  For example, if the time elapsed between the Grant Date and the Separation Date is eight months and five days, the numerator in sub-section (A) above shall be nine.

(ii)                                  the total number of Company Matching Options vested as of the Separation Date (which is the last day that the Participant is employed by the Company or any subsidiary of the Company), including Company Matching Options previously vested, shall be equal to the number of Company Matching Options granted on the Grant Date multiplied by the following fraction:  (A) the numerator shall be the whole number of months elapsed since the Grant Date and (B) the denominator shall be sixty (60).  For purposes of this calculation, the number of months in the numerator in sub-section (A) above shall include any partial month in which Participant has worked.  For example, if the time elapsed between the Grant Date and the Separation Date is eight months and five days, the numerator in sub-section (A) above shall be nine.

(iii)                               The vested portion of the Company matching Option shall be exercisable during the twelve (12) month period following the date on which Participant’s employment terminates, as long as no government regulations or rules are violated by such accelerated vesting or exercise period; provided, however, that no Company Matching Option will be exercisable beyond its original term.

(D)          Termination of Employment without Cause. In the event that Participant’s employment is terminated without cause, as that term is defined in Participant’s Change in Control agreement (“Cause”), by the Company or any subsidiary thereof, and Participant receives severance pay following Participant’s employment, vesting of Participant’s Company Matching RSU and the Company Matching Option shall continue through the last day of the severance period (to the extent that a relevant vesting date occurs within the severance period) and the vested portion of the Company Matching Option shall be exercisable on or before the ninetieth (90th) day following the last day of the severance period, as long as no government regulations or rules are violated by such continued vesting or exercise period; provided, however, that no Company Matching Option will be exercisable beyond its original term.

(E)          Retirement.  An Participant shall be a “Qualified Retiree” if he or she (i) is at least age fifty-five (55) and has at least ten (10) years of continuous service, or (ii) is at least age sixty (60) and has at least five (5) years of continuous service at the time of his or her Retirement Date; provided, however, that an Participant who (a) voluntarily terminates his or her employment, or (b) whose employment is terminated without Cause by the Company or one of its subsidiaries, each at a time when Participant has satisfied the age and service requirements set forth above, shall be deemed a Qualified Retiree and such termination date shall be deemed a Retirement Date.

(i)                                     A Qualified Retiree may exercise a vested Company Matching Option, to the extent that Participant shall be entitled to do so as of Participant’s Retirement

Date, at any time within two (2) years after Participant’s Retirement Date, but not beyond the original term of the Company Matching Option.  Company Matching Options unvested at the Retirement Date are forfeited.  The Committee shall have the authority in its sole discretion to make any interpretations, determinations, and/or take any administrative actions with respect to whether Participant shall be deemed a Qualified Retiree.

(ii)                                  Company Matching RSUs that are unvested as of the Retirement Date are forfeited.

(F)           The provisions of Section 10 of the ICP, or any successor thereto, shall apply in the event of a Change in Control.

(G)          For purposes of this Section III, transfer of employment by Participant from the Company to a subsidiary of the Company, transfer among or between subsidiaries, transfer from a subsidiary to the Company or any other continuation of employment with the Company or a subsidiary after termination by a related entity shall not be treated as termination of employment.

IV.          NON-COMPETITION.  As a condition of receiving the benefits of this Agreement, Participant acknowledges that he has previously executed the CVS Caremark Corporation Employee Non-Competition, Non-Disclosure and Developments Agreement and reaffirms his intent to be bound by and to comply with his obligations in that agreement.

V.            MISCELLANEOUS.

(A)          Withholding Tax.  Participant may be subject to withholding taxes as a result of the exercise of the Company Matching Option or settlement of Participant Purchased RSUs or Company Matching RSUs.  Except as may otherwise be elected by Participant, the number of shares of Stock to be delivered by the Company to Participant shall be reduced by the smallest number of shares of Stock having a FMV at least equal to the dollar amount of Federal, state or local tax withholding required to be withheld by the Company with respect to such exercise or settlement.  Any shares of Stock so withheld or tendered will be valued as of the date they are withheld or tendered.  In lieu of having the number of shares of Stock underlying the applicable award reduced, Participant may elect to pay to the Company in cash, promptly when the amount of such obligations become determinable, all applicable federal, state, local and foreign withholding taxes that result from each such exercise or settlement.  Such election may be made electronically or in writing at any time prior to the exercise date or Settlement Date, as applicable.

(B)          Recoupment.  The award(s) covered by this Agreement shall be subject to the terms of the Company’s Recoupment Policy as it exists from time to time.

(C)          Certain Terms and Conditions of the PEP.  Participant acknowledges and agrees that terms and conditions of the PEP  preclude all transfers of Participant Purchased RSUs, all Company Matching RSUs, and all Company Matching Options, except in limited circumstances in the event of Participant’s death, impose a risk of forfeiture on Company Matching RSUs and Company Matching Options, relieve the Company of certain obligations unless and until laws and regulations have been complied with, provide for adjustments to Participant Purchased RSUs, Company Matching RSUs, and Company Matching Options upon the occurrence of certain events, and specify the state law which shall govern this Agreement, without giving effect to principles of conflict of laws.

(D)          Binding Agreement.  This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties.  In particular, Participant’s heirs, executors, administrators, and successors shall be subject to the terms and conditions of the PEP, ICP and this Agreement, and the Company may require any such person to execute an agreement or other documents acknowledging and agreeing to such terms and conditions as a condition precedent to any transfer of rights hereunder or shares of Stock issuable under the PEP, including upon exercise of a Company Matching Option, into the name of any such person.

(E)          Integration Clause; Amendments to Agreement.  This Agreement, together with the PEP and the ICP, constitutes the entire Agreement between the parties with respect to the PEP, and supersedes any prior agreements or documents with respect thereto.  This Agreement may be amended, but no amendment or other change which may impose any additional obligation upon the Company or materially impair the rights of Participant with respect to the PEP shall be valid unless contained in a writing signed by the party to be bound thereby.

(F)           Employment.  Neither the execution and delivery hereof nor the granting of the Company Matching RSUs nor Company Matching Options evidenced hereby shall constitute or be evidenced of any agreement or understanding, expressed or implied, on the part of the Company or its subsidiaries to employ the Participant for any specific period.

(G)          Acceptance of Award.  Acceptance may be submitted either electronically, if available, or in writing. The Company Matching Option may not be exercised unless and until the Company has received acceptance by the Participant of the terms and conditions set forth.

(H)          Company Matching RSUs.  Neither a Company Matching RSU nor a Participant Purchased RSU represents an equity interest in the Company and neither carries any voting rights.  Except as otherwise specifically provided herein, Participant shall have no rights of a shareholder with respect to the RSUs until the shares of Stock have been delivered to Participant.

(I)            Section 409A.  The Company intends that the award granted under this Agreement comply with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and all regulations and guidance promulgated thereunder (“Section 409A.  Notwithstanding the foregoing, the Company makes no guarantees as to the tax consequences of the payments made hereunder, including under Section 409A, and the Participant shall be solely responsible and liable there for.

(J)           Notices.  Any notice hereunder to the Company shall be addressed to One CVS Drive, Woonsocket, RI 02895, Attention: Senior Vice President, Chief Human Resources Officer, and any notice required to be given hereunder to the Participant shall be addressed to such Participant at the address as shown on the records of the Company, subject to the right of either party to designate in writing some other address for notices, and shall be deemed given as of [five (5)] days following the date of mailing.

	By:	s/Lisa G. Bisaccia
Senior Vice President
Chief Human Resources Officer
CVS CAREMARK CORPORATION

Accepted by:
[Name]

[Employee ID #]

[Date]